EXHIBIT 99.1

Grant Park Fund

Class A, B, Legacy 1, Global 1 and Global 3 Units

Monthly Performance Report • March 2010



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GRANT PARK FUND

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: March 2010

Ags/Softs: Sugar prices fell nearly 30% in March as elevated supply forecasts from India and Brazil weighed on prices. Higher prices also reduced demand, causing prices to fall further. In the grains markets, corn and wheat prices declined as a result of mild weather conditions in the Midwest and on the strength in the U.S. dollar.

Currencies: Improving economic indicators, including better-than-expected payroll estimates and U.S. industrial production, led to gains in the U.S. dollar. The Euro fell as concerns regarding the economic stability of Greece and Portugal caused investors to liquidate European holdings. The New Zealand dollar moved higher against its counterparts due to speculation about a narrowing interest rate gap between New Zealand and Australia.

Energies: Natural gas prices fell sharply in March because of elevated U.S. inventories. Unusually warm weather also put pressure on the natural gas markets. Crude oil markets moved lower due to ongoing weak demand forecasts and uncertainty following the pace of the economic recovery in the U.S.

Equities: Equity markets rallied as improving economic indicators fostered optimism in the global economy. Bullish forecasts for Japanese exports, caused by weakness in the Japanese yen, drove the Nikkei 225 index higher. Eurozone equity markets rallied following strong German consumer sentiment data.

Fixed Income: Decreased demand for safe-haven debt instruments led to a decline in the U.S. fixed-income markets. Increased demand for riskier assets led to price declines in the U.S. debt markets, as evidenced by poor results in recent Treasury auctions. In the Eurozone, concerns regarding sovereign debt of several ailing European nations weighed on the debt markets.

Metals: Gold markets declined in March under pressure from a stronger U.S. dollar. Base metals generally rose following reports that industrial production in the U.S. had improved during February. Nickel made especially big gains as production disruptions in Canada and Australia prompted supply concerns.

A Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2000	-1.1%	0.7%	-1.7%	-3.8%	1.8%	-3.5%	-1.6%	4.4%	-2.3%	0.8%	8.9%	9.0%	11.0%
2001	1.9%	0.5%	6.6%	-4.5%	-0.5%	-2.7%	0.1%	2.9%	3.7%	5.3%	-7.8%	2.1%	7.0%
2002	-0.9%	-6.0%	2.3%	-3.1%	5.2%	10.1%	6.6%	1.6%	2.9%	-6.0%	-2.5%	5.6%	15.3%
2003	2.7%	5.8%	-7.5%	2.6%	9.7%	-1.3%	-0.5%	0.2%	0.1%	2.5%	-0.9%	6.0%	20.0%
2004	0.4%	7.3%	-1.4%	-11.7%	-4.8%	-4.5%	-3.4%	-0.3%	1.1%	3.4%	8.5%	-0.9%	-7.6%
2005	-6.0%	3.4%	-0.5%	-5.1%	4.0%	1.9%	-2.0%	2.0%	-0.0%	-3.4%	4.2%	-1.4%	-3.4%
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	9.1%
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	12.6%
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	19.9%
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	-9.2%
2010	-8.0%	0.6%	4.1%										-3.6%

B Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2003								0.1%	0.1%	2.5%	-1.0%	5.9%	7.7%
2004	0.3%	7.3%	-1.5%	-11.7%	-4.8%	-4.6%	-3.4%	-0.4%	1.0%	3.4%	8.4%	-1.0%	-8.4%
2005	-6.0%	3.3%	-0.6%	-5.1%	3.9%	1.8%	-2.0%	1.9%	-0.1%	-3.5%	4.1%	-1.4%	-4.3%
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	8.3%
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	11.8%
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	18.9%
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	-9.9%
2010	-8.0%	0.6%	4.0%										-3.7%

Legacy 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.7%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	-3.4%
2010	-7.8%	0.8%	4.2%										-3.2%

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.2%	-3.2%	3.8%	-4.2%	-4.3%
2010	-7.8%	0.7%	3.7%										-3.8%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	-6.0%
2010	-8.0%	0.5%	3.4%										-4.3%

A, B and Legacy Units

Trading Performance by Sector


2.0%
1.0%
0.0%
-1.0%
-2.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
March
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
13%	26%	14%	19%	13%	15%

Sector Positions at Month-End


04/09
05/09
06/09
07/09
08/09
09/09
10/09
11/09
12/09
01/10
02/10
03/10
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Charts prepared by Dearborn Capital Management, LLC.

Global Units

Trading Performance by Sector


2.0%
1.0%
0.0%
-1.0%
-2.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
March
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
11%	27%	13%	20%	18%	11%

Sector Positions at Month-End


04/09
05/09
06/09
07/09
08/09
09/09
10/09
11/09
12/09
01/10
02/10
03/10
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Charts prepared by Dearborn Capital Management, LLC.

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	1	1	3	
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	5.00%	4.39%	6.90%	Closed to New Investment
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - March 2010	
Total Fund Assets (A,B, Legacy, Global)	$812M
12-Month Return	-8.0%
Average 12-Month Return	19.5%
36-Month Cumulative Return	27.6%
60-Month Cumulative Return	28.7%
Compounded Annualized ROR	14.5%
3-Year Compounded Annualized ROR	8.5%
5-Year Compounded Annualized ROR	5.2%
10-Year Compounded Annualized ROR	6.8%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 – 1/10)	-16.5%
Average 1-month Gain	6.7%
Average 1-month Loss	-4.6%
# of Winning Months	136
# of Losing Months	119

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2000 - March 2010		
↑ ↓	Moved in Opposite Directions	48% 57 of 120 months
↑ ↑	Positive Results for Both	32% 39 of 120 months
↓ ↓	Negative Results for Both	20% 24 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.